Exhibit 10(a)3

                             FIRST AMENDMENT TO THE
                   SOUTHERN COMPANY SUPPLEMENTAL BENEFIT PLAN


         The undersigned, constituting a majority of the members of the Administrative Committee established under Section 3.1 of The Southern Company Supplemental Benefit Plan as amended and restated effective as of May 1, 2000 (the "Plan") (the "Committee"), do hereby consent, ratify and adopt the following resolutions:

         WHEREAS, Southern Company Services, Inc. (the "Company") adopted the Plan to provide retirement benefits to certain employees of the Company and other Employing Companies; and

         WHEREAS, the Committee is authorized under Section 6.2 of the Plan to amend the Plan, provided such amendment does not involve a substantial increase in cost to an Employing Company; and

         WHEREAS, the Committee desires to amend the Plan to change the conditions under which a participant may modify his initial designation of a form of distribution for his Non-Pension Benefit.

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Committee hereby approves and adopts this First Amendment to the Plan, as set forth below:

                                       1.

         Subsection (d) of Section 5.2, "Non-Pension Benefit," is deleted in its entirety and replaced with the following new subsection (d):

                  (d) As soon as practicable following the first day of his eligibility to have benefits credited to his Account, a Participant shall designate in writing on a form to be prescribed by the Administrative Committee the method of payment of his Account, which shall be the payment of a single lump sum or a series of annual installments not to exceed twenty (20). The method of distribution initially designated by a Participant shall not be revoked and shall govern the distribution of a Participant's Account. Notwithstanding the foregoing, in the sole discretion of the Administrative Committee, upon application by the Participant, the method of distribution designated by such Participant may be modified, provided the Participant requests such modification not later than the 366th day prior to a distribution of such Participant's Account in accordance with the terms of the Plan, provided, however, that any Participant who is required to file reports

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         pursuant to Section 16(a) of the Securities and Exchange Act of 1934,
         as amended, with respect to equity securities of The Southern Company shall not be permitted to amend his distribution election during any time period for which such Participant is required to file any such reports with respect to his Non-Pension Benefit unless such amendment is specifically approved by the Administrative Committee in its sole discretion. Each Participant, his Beneficiary, and legal representative shall be bound as to any action taken pursuant to the method of distribution elected by a Participant and the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, if a Participant has elected to receive his Plan distribution in annual installment payments and such Participant's Plan Account does not exceed five thousand dollars ($5,000) (as adjusted from time to time by Treasury regulations applicable to tax-qualified retirement plans) at the time such benefit is valued for distribution, such payment shall be made as a single, lump-sum payment to the Participant.

                                       2.

         Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as adopted and amended by the Company prior to the adoption of this First Amendment.

         RESOLVED FURTHER, that the appropriate officers of the Company be, and each of them hereby is, authorized and directed to take all actions necessary or desirable to carry the foregoing resolution into full force and effect with respect to the Plan, including, but not limited to, executing and delivering all instruments with respect to the Plan.


         IN WITNESS WHEREOF, this First Amendment is hereby adopted by the Administrative Committee this _____ day of , 2002. ------------

                                          The Southern Company Supplemental
                                          Benefit Plan Administrative Committee